BYLAWS                 Exhibit 3.1
				     of
			    COMDIAL CORPORATION

			      Table of Contents

ARTICLE 1       Stockholders                                       1
	Section 1.1     Annual Meetings                              1
	Section 1.2     Special Meetings                             1
	Section 1.3     Notice of Meetings                           1
	Section 1.4     Adjournments                                 1
	Section 1.5     Quorum                                       1
	Section 1.6     Organization                                 2
	Section 1.7     Voting; Proxies                              2
	Section 1.8     Fixing Date for Determination of
			    Stockholders of Record                       3
	Section 1.9     List of Stockholders Entitled to Vote        4
	Section 1.10    No Action Except in Meeting                  4

ARTICLE 2       Board of Directors                                 4
	Section 2.1     Functions and Compensation                   4
	Section 2.2     Number; Qualifications                       4
	Section 2.3     Elections and Nominating Procedures          5
	Section 2.4     Resignations; Removal; Vacancies             5
	Section 2.5     Regular Meetings                             5
	Section 2.6     Special Meetings                             6
	Section 2.7     Notice of Special Meetings                   6
	Section 2.8     Telephonic Meetings Permitted                6
	Section 2.9     Quorum; Vote Required for Action             6
	Section 2.10    Organization                                 6
	Section 2.11    Action by Directors Without a Meeting        6

ARTICLE 3       Committees                                         7
	Section 3.1     Committees                                   7
	Section 3.2     Committee Rules                              7

ARTICLE 4       Officers                                           7
	Section 4.1     Executive Officers; Election;
			    Qualifications                               7
	Section 4.2     Term of Office; Resignation; Removal;
			    Vacancies                                    8
	Section 4.3     Powers and Duties of Executive Officers      9
	Section 4.4     Bond of Officers                             8
	Section 4.5     Compensation                                 8


ARTICLE 5       Stock                                              8
	Section 5.1     Certificate                                  8
	Section 5.2     Transfer of Stock                            9
	Section 5.3     Lost, Stolen or Destroyed Stock              9
			    Certificates; Issuance of New
			    Certificates
Page 22

ARTICLE 6       Indemnification                                    9
	Section 6.1     Indemnification of Directors, Officers       9
	Section 6.2     Indemnification in Derivative Suits         10
	Section 6.3     Indemnification for Expenses                11
	Section 6.4     Authorization of Indemnification            11
	Section 6.5     Advancement of Expenses                     11
	Section 6.6     Suit to Enforce Claim for Indemnification   11
	Section 6.7     Indemnification Non-Exclusive               12
	Section 6.8     Insurance                                   12
	Section 6.9     Indemnification After Leaving Office        12

ARTICLE 7       Miscellaneous                                     12
	Section 7.1     Fiscal Year                                 12
	Section 7.2     Seal                                        12
	Section 7.3     Waiver of Notice of Meetings of
			    Stockholders, Directors and Committees      12
	Section 7.4     Interested Directors; Quorum                13
	Section 7.5     Form of Records                             13
	Section 7.6     Dividends                                   13
	Section 7.7     Checks                                      14
	Section 7.8     Documents Filed with Secretary
			    of State                                    14
	Section 7.9     Authority to Bind Corporation               14
	Section 7.10    Amendment of Bylaws                         14


Page 23

				   BYLAWS
				     of
			     COMDIAL CORPORATION

				  ARTICLE 1

				Stockholders

	Section 1.1 Annual Meetings. An annual meeting of the stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

	Section 1.2 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors, and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call meetings. Such special meetings shall be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

	Section 1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

	Section 1.4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

	Section 1.5 Quorum. At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together page 24

a single class at the meeting. In the absence of a quorum, the stockholders present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

	Section 1.6 Organization. Meetings of stockholders shall be presided over by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at th meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. Subject to the requirements of applicable law, all annual and special meetings of stockholders shall be conducted in accordance with such rules and procedure as the Board may determine and, as to any matters not governed by such rules and procedures, as the chairman of the meeting shall determine.

	Section 1.7 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the Certificate of Incorporation) the Board of Directors may require a larger vote upon any election or question.

       Section 1.8  Fixing Date for Determination of Stockholders of Record.

       (a) Notice and Voting Rights: In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.

       (b) Consents: In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, the Certificate of Incorporation or these Bylaws shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the Certificate of Incorporation or these Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

       (c) Other Lawful Action: In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
       Section 1.9 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

       Section 1.10 No Action Except in Meeting. No action shall be taken by the stockholders of the Corporation except in an annual or special meeting of stockholders.


				  ARTICLE 2

			      Board of Directors
       Section 2.1 Functions and Compensation. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof.

       Section 2.2 Number; Qualifications. The number of directors of the Corporation shall be not less than four or more than eleven, and the exact number thereof shall be determined from time to time by resolution of the Board of Directors. No decrease in the exact number of directors shall have the effect of shortening the term of any incumbent director. Directors need not be stockholders.

       Section 2.3  Elections and Nominating Procedures.

       (a) Election. At each annual meeting of the stockholders, the stockholders shall elect directors to replace those directors whose terms then expire. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for a classified Board of Directors.

       (b) Nominations. Nominations for election to the Board of Directors may be made by the Board of Directors or a nominating committee appointed by the Board of Directors or by any holder of any shares of the capital stock of the Corporation entitled to vote for the election of directors. Nominations other than those made by or on behalf of the management of the Corporation must be made in writing delivered or mailed to the Secretary of the Corporation not less than 120 days in advance of the anniversary date of the Corporation's proxy statement released to its stockholders in connection with the previous year's annual meeting of stockholders. The notice concerning the nomination must contain the following information to the extent known to the notifying stockholder: (1) the name and address of the stockholder who intends to make the nomination; (2) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) the name and address of each proposed nominee; (4) the principal occupation of each proposed nominee; (5) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (6) the number of shares of capital stock of the Corporation owned by the notifying stockholder. Nominations not made in accordance herewith may be disregarded by the chairman of the meeting at his discretion, and upon his instructions the vote tellers will disregard all votes cast for each such nominee.

       Section 2.4 Resignation; Removal; Vacancies. Any director may resign at any time upon written notice to the Corporation. Stockholders may remove directors with or without cause. Any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced.

	Section 2.5 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.

	Section 2.6 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Secretary, or by a plurality of directors in office.

	Section 2.7 Notice of Special Meetings. Notice of the time and place of special meetings shall be given to each director in writing or orally, in person or by telephone. In case such notice is mailed, it shall be deposited in the United States mail, addressed to the director at the director's address shown on the records of the Corporation, postage prepaid, at least five business days prior to the time of the meeting. In case such notice is sent by facsimile machine, it shall be telecopied to the director at the director's telecopy number shown on the records of the Corporation at least twenty-four hours prior to the meeting. In case such notice is sent by e-mail, it shall be sent to the director at the director's e-mail address shown on the records of the Corporation at least twenty-four hours prior to the time of the meeting. In case such notice is given orally, it shall be given to the director at least twenty-four hours prior to the time of the meeting.

	Section 2.8 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 2.8 shall constitute presence in person at such meeting.

	Section 2.9 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the entire Board shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

	Section 2.10 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

	Section 2.11 Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.


				   ARTICLE 3

				   Committees

Section 3.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these Bylaws; and, unless the resolution designating such committee or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The name or names of such committees shall be determined by resolution of the Board of Directors.

	Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.


				   ARTICLE 4

				    Officers

	Section 4.1 Executive Officers; Election; Qualifications. As soon as practicable after the annual meeting of stockholders in each year the Board of Directors shall elect a Chief Executive Officer, a President and a Secretary, and it may, if it so determines, elect a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person.

	Section 4.2 Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding this election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

	Section 4.3 Powers and Duties of Executive Officers. The officers of the Corporation shall have the powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

	Section 4.4 Bond of Officers. The Board of Directors may by resolution require any and all general officers to give a bond to the Corporation, with sufficient sureties, conditioned for the faithful performance of the duties of their respective offices and such other conditions as may from time to time be required by the Board of Directors.

	Section 4.5 Compensation. The Board of Directors shall fix the compensation of the Chairman of the Board (if any), the Vice Chairman of the Board (if any) and of the President and shall fix, or authorize the President to fix, the compensation of any or all others. The Board of Directors may allow compensation to members of any committee and may vote compensation to any director for attendance at meetings or for any special services.


				  ARTICLE 5

				    Stock

	Section 5.1 Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board (if any) or Vice Chairman of the Board (if any), or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other equal rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

	Section 5.2 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares endorsed or accompanied by a written assignment signed by the holder of record or by his duly authorized attorney-in-fact, it shall be the duty of the Corporation, or its duly appointed transfer agent, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

	Section 5.3 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


				  ARTICLE 6

			       Indemnification

	Section 6.1 Indemnification of Directors, Officers. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

	Section 6.2 Indemnification in Derivative Suits. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expense, liability and loss (including attorneys' fees and amounts paid or to be paid in settlement except to the extent such indemnification is found to be contrary to public policy by the Delaware Supreme Court, or in the absence of a decision by the Delaware Supreme Court, the court of next highest jurisdiction in the State of Delaware) reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

	Section 6.3 Indemnification For Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1 or 6.2 of this Article VI or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

	Section 6.4 Authorization of Indemnification. Any indemnification under Sections 6.1 or 6.2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 6.1 or 6.2 of this Article VI. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders. The director, officer, employee or agent shall be afforded a reasonable opportunity to present evidence and arguments in support of a favorable determination before the individual or individuals making such determination.

	Section 6.5 Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (1) a written request by or on behalf of the director, officer, employee or agent including such evidence of the incurrence of expenses as the Corporation may reasonably request and (2) an undertaking by or on behalf of such person to repay all amounts if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by these Bylaws.

	Section 6.6 Suit To Enforce Claim For Indemnification. If a claim under Sections 6.1, 6.2, 6.3, or 6.5 of this Article VI is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written request therefor, the director, officer, employee or agent making such request may at any time thereafter bring suit against the Corporation in the Commonwealth of Virginia to recover the unpaid amount of the claim and, if successful in whole or in part, such person shall be entitled to be paid also the expense of prosecuting such claim. If such claim has not been paid because the determination required under Section 6.4 of this Article VI either has not been made or has been made unfavorably to the director, officer, employee or agent, such person shall be entitled to indemnification only if such person can establish that he or she nevertheless has met the applicable standard of conduct set forth in Sections 6.1 or 6.2 of this Article VI.

	Section 6.7 Indemnification Non-Exclusive. The indemnification and advancement of expenses provided by or granted pursuant to these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

	Section 6.8 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this section.

	Section 6.9 Indemnification After Leaving Office. The indemnification and advancement of expenses provided by or granted pursuant to these Bylaws shall, unless otherwise provided, when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


				   ARTICLE 7

				 Miscellaneous

	Section 7.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

	Section 7.2 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

	Section 7.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

	Section 7.4 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorized the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

	Section 7.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

	Section 7.6 Dividends. Dividends upon the capital stock of the Corporation subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

	Section 7.7 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

	Section 7.8 Documents Filed with Secretary of State. All instruments to be filed with the Secretary of State of Delaware or in accordance with the Delaware General Corporation Law shall be signed by the chairman or vice-chairman of the Board of Directors, if any, or the President or a Vice President, and attested by the Secretary or an Assistant Secretary, of the Corporation, or by such other officers as may be duly authorized to exercise the duties, respectively, ordinarily exercised by the president or vice president and by the secretary or assistant secretary of a corporation.

	Section 7.9 Authority to Bind Corporation. The Chief Executive Officer and the President shall have the authority to enter into any contract or execute any instrument in the name and on behalf of the Corporation. The Board, or the Chief Executive Officer or the President pursuant to a written delegation of approval authority, may authorize any other officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board, the Chief Executive Officer, the President or these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or on any amount.

	Section 7.10 Amendment of Bylaws. These Bylaws may be altered or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.